EXHIBIT 10.1


                 ASSIGNMENT AND QUIT CLAIM OF OIL AND GAS LEASES

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, Sierra Assets Holding LLC ("Assignor"), to Sierra Resource Group, Inc. ("Assignee"), 6767 West Tropicana Avenue, Suite 207, Las Vegas, California 89103, for good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey and quit claim unto the Assignee all of Assignor's right, title and interest of whatsoever nature or kind in and to the lands and leases described herein in and to the lands lying in the States of Kansas and Louisiana.

         It is the specific intent of the Assignor to assign and convey One hundred percent (100.0%) of Assignor's right, title, and interest, if any, in and to the leasehold estate in the Leases and Lands to the Assignee described as follows:

A. (i) The Working Interest and Net Revenue Interest in the Snapper #2 Well allocated to Assignee:

                                                              Net Revenue
Interest Holder            Working Interest                   Interest

Assignor                              0.04%                         0.03%

         (ii) the balance of the Working Interest and Net Revenue Interest in the Snapper #2 Well is allocated to each participant in the well as follows:

Interest Holder            Working Interest                   Net Revenue
                                                              Interest

Natural Gas and Oil &                 3.75%                        2.625%
 "Choice" Development
  Fund 1, LP
Team Resources, Inc.                  1.50%                        1.05 %
Cypress Drilling, LLC,               91.00%                       63.70 %
  Et.al.
Crestwood Energy                      2.00%                        1.40 %
Others                                1.75%                        1.225%
Snapper Lease Landowner               0.00%                       30.00 %

Total                               100.00%                       100.00%

B. (i) The Working Interest and Net Revenue Interest in the Smith A #2, Shomaker #2, Assignee and Boger #2 Wells allocated to Assignee:

Interest Holder            Working Interest                   Net Revenue
                                                              Interest

Assignor                              0.35%                        0.03 %

         (i) The Working Interest and Net Revenue Interest in the Smith A #2, Schomaker #2, and Boger #2 Wells is allocated to each participant in the wells as follows:

Interest Holder            Working Interest                   Net Revenue
                                                              Interest

Natural Gas and Oil &                35.00%                      26.25  %
 "Choice" Development
  Fund 1, LP
Team Resources, Inc.                 11.25%                       8.4375%
Indian Oil Company                   18.75%                      14.0625%
Crestwood Energy                     10.00%                       7.50  %
Others                               25.00%                      18.75  %

Smith, Shomaker & Boger               0.00%                      25.00  %
  Lease Landowners

Total                               100.00%                     100.00  %

This assignment is subject to the following:

1. The leases described are subject to all preexisting Landowner and Overriding Royalties, burdening the interest assigned herein.

2. The Assignor reserves a security interest in the above mentioned leasehold estates, to include, but not limited to the said Net Revenue Interest and Working Interest in all oil, gas, casing head gas and other hydrocarbon substances produced, saved and marketed under the terms of said leases or any extensions thereof, to secure a Promissory Note of April 30, 2008 ("Note").

3.       Default Remedies.

         (a) The following one or more of the events, as defined below, shall be considered to be an Event of Default hereunder:

         i. The Assignee's failure to pay any indebtedness under the Note within ten days after such indebtedness becomes due in accordance with the terms of the Note.

         ii. The Assignee's breach of any of the representations and warranties set forth in the Note

         iii. Default by the Assignee in punctual performance of any of the obligations, terms or provisions contained or referred to in the Note, and such default shall continue unremedied for a period of ten days following written notice of default by the Assignor to the Assignee.

         iv. The Assignee's insolvency or business failure; the appointment of a receiver of all or any part of the property of the Assignee; an assignment for the benefit of creditors by the Assignee, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Assignee or any guarantor, surety or endorser for the Assignee that results in the entry of an order for relief or that remains undismissed, undischarged or unbonded for a period of 30 days or more.

         (b) Should an Event of Default occur, the Assignor shall have the right to take custodial possession of the Collateral transferred or registered in his name. The Assignor shall have the further right to seek any further damages or remedies hereunder or under the Uniform Commercial Code of the States of Louisiana and Kansas.

         This Assignment is made without warranty of any kind either express or implied.

         In the event Assignor's interest covers less than the entire interest, or if said oil and gas lease covers less than the entire mineral estate in the lands described attached hereto, the interest assigned to Assignee shall be reduced proportionately.

         This Assignment shall be binding upon the respective heirs, executors, administrators, successors and assigns of the Assignor and Assignee herein.

Executed this 30th day of April, 2008.

ASSIGNOR:

Sierra Asset Holdings LLC

/s/PAUL ANDRE
___________________________
PAUL ANDRE

ASSIGNEE:

Sierra Resource Group, Inc.

/s/ PAUL ANDRE
___________________________
PAUL ANDRE